Exhibit 1.1

EXECUTION

THORNBURG MORTGAGE SECURITIES TRUST 2002-1

MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2002-1

TERMS AGREEMENT

Dated:

 March 22, 2002

To:

Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of March 1, 2002 (the "Trust Agreement").

Re:

Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:

Series 2002-1.

Terms of the Series 2002-1 Certificates:  Thornburg Mortgage Securities Trust 2002-1, Series 2002-1 Mortgage Loan Pass-Through Certificates, Class A, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund").  The primary assets of the Trust consist of a pool of adjustable rate, conventional, first lien residential mortgage loans (the "Mortgage Loans"). Only the Class A, Class B1, Class B2, Class B3 and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:

File Number 333-82146.

Certificate Ratings:

It is a condition of Closing that at the Closing Date the Class A Certificates be rated "Aaa;" the Class R Certificate be rated "Aaa;" the Class B1 Certificates be rated "Aa2;" the Class B2 Certificates be rated "A2;" and the Class B3 Certificates be rated "Baa2," in each case, by Moody's Investors Service, Inc. ("Moody's").

Terms of Sale of Offered Certificates:  The Depositor agrees to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto.  The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:  March 1, 2002.

Closing Date:  10:00 A.M., New York time, on or about March 26, 2002.  On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.

Counsel:  McKee Nelson LLP will act as counsel for the Underwriters.

Closing; Notice Address:  Notwithstanding anything to the contrary in the Standard Terms, the Closing shall take place at the offices of the Representative, located at 101 Hudson Street, 33rd Floor, Jersey City, New Jersey  07302, and any notices delivered to each of the Underwriter, the Representative and the Depositor shall be delivered to it at 101 Hudson Street, 33rd Floor, Jersey City, New Jersey  07302.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

LEHMAN BROTHERS INC.

By: /s/ Stanley Labanowski

Name: Stanley Labanowski

Title:    Senior Vice President

Accepted:

STRUCTURED ASSET SECURITIES

CORPORATION

By: /s/ Stanley Labanowski

Name: Stanley Labanowski

Title:    Vice President

Schedule 1

Class	Initial Certificate Principal Amount (1)	Certificate Interest Rate	Purchase Price Percentage (3)
A	$436,007,000	Adjustable (2)	100.375%
B1	4,719,000	Adjustable (2)	98.500%
B2	3,595,000	Adjustable (2)	97.000%
B3	2,472,000	Adjustable (2)	95.250%
R	100	Adjustable (2)	N/A

____________

(1)

These balances are approximate, as described in the prospectus supplement.

(2)

The Class A, Class B1, Class B2, Class B3 and Class R Certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3)

Exclusive of accrued interest, as a product of Initial Certificate Principal Amount.